Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-168197

PROSPECTUS SUPPLEMENT NO. 4

21,395,349 SHARES OF COMMON STOCK

BIONOVO, INC.

This Prospectus Supplement No. 4 amends our Prospectus dated August 4, 2010. The shares that are the subject of the Prospectus have been registered to permit their sale to the public by the selling stockholder named in the Prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive proceeds of up to $15.0 million from the sale of our common stock to the selling stockholder, pursuant to a common stock purchase agreement entered into with the selling stockholder on July 6, 2010.

This Prospectus Supplement No. 4 is being filed to include the information set forth in our Current Report on Form 8-K dated October 1, 2010 (the “8-K”), which was filed with the Securities and Exchange Commission (“SEC”) on October 4, 2010, as amended by our Current Report on Form 8-K/A dated October 1, 2010, which was filed with the SEC on October 5, 2010, both of which are set forth below. This Prospectus Supplement No. 4 should be read in conjunction with the Prospectus dated August 4, 2010, the Prospectus Supplement No. 1, dated August 6, 2010, Prospectus Supplement No. 2, dated September 8, 2010 and the Prospectus Supplement No. 3 dated September 28, 2010.

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVID.” On October 5, 2010, the last reported sale price per share of our common stock was $1.06 per share. The shares of common stock offered pursuant to this prospectus have been approved for listing on The NASDAQ Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 4 is October 7, 2010.

NY 240,658,480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2010

Bionovo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33498	20-5526892
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 601-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2010, Bionovo, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “Investors”) relating to a registered direct public offering by the Company (the “Offering”) of 2,727,270 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (“Common Stock”), and 2,045,451 warrants (the “Warrants”) to purchase shares of Common Stock, for gross proceeds of approximately $3 million. The Shares and the Warrants are immediately separable and will be issued separately.

The Shares are being sold at a price of $1.10 per Share. The Warrants will be exercisable six (6) months after issuance at $1.64 per share and will expire five (5) years from the date of issuance. The closing of the Offering is expected to take place on or about October 6, 2010, subject to the satisfaction of customary closing conditions.

The Company also entered into a placement agency agreement, dated October 1, 2010 (the “Placement Agency Agreement”), with William Blair & Company (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as exclusive placement agent on a reasonable efforts basis for the Offering. The Placement Agent will receive a fee equal to 6% of the gross proceeds of the Offering. The Company will also reimburse the Placement Agent’s expenses in connection with the Offering, which shall not exceed the lesser of (i) $100,000 and (ii) 8% of the gross proceeds received by the Company, less the Placement Agent’s fee.

The net proceeds from the sale of the Shares, after deducting the Placement Agent’s commission, are expected to be approximately $2.8 million. The proceeds from the Offering are expected to be used by the Company for general working purposes, including working capital, clinical trials, acquisitions and other business opportunities.

The Company offered and is selling the above referenced securities pursuant to a shelf registration statement on Form S-3 (Registration No. 333-167466) declared effective by the Securities and Exchange Commission on June 16, 2010.

A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Placement Agency Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1. A copy of the form of Warrant is attached hereto as Exhibit 4.1 to this report, and is incorporated herein by reference. The description of the Warrant is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Subscription Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01	Other Events.

On October 1, 2010, the Company issued a press release titled “Bionovo to Raise $3 Million Through Registered Direct Offering.” A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Placement Agency Agreement

4.1	Form of Warrant

10.1	Form of Subscription Agreement

99.1	Press Release, dated October 1, 2010

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC.

Date: October 1, 2010	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

1.1	Placement Agency Agreement

4.1	Form of Warrant

10.1	Form of Subscription Agreement

99.1	Press Release, dated October 1, 2010

Exhibit 1.1

BIONOVO, INC.

PLACEMENT AGENCY AGREEMENT

October 1, 2010

William Blair & Company, L.L.C.

222 West Adams

Chicago, IL 60606

Ladies and Gentlemen:

Bionovo, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to (i) 2,727,270 shares (the “Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), and (ii) warrants to purchase 2,045,451 shares of Common Stock (the “Warrants”), to certain investors (each an “Investor” and collectively the “Investors”), in an offering under its registration statement on Form S-3 (Registration No. 333-167466). The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares” and the Shares, the Warrants and the Warrant Shares are hereinafter referred to as the “Securities.” The Securities are more fully described in the Prospectus (as defined in Section 2(a)(iii) hereof). The Company desires to engage William Blair & Company, L.L.C. in connection with such issuance and sale of the Securities.

The Company hereby confirms its agreement with you as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Placement Agency Agreement (this “Agreement”) between the Company and you, William Blair & Company, L.L.C., shall be the Company’s exclusive placement agent (in such capacity, the “Placement Agent”), on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities to the Investors in a proposed takedown under the Registration Statement (as defined in Section 2(a)(1) hereof), with the terms of the offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors (such takedown shall be referred to herein as the “Offering”). As compensation for services rendered, and provided that any of the Securities are sold to Investors in the Offering, on the Closing Date (as defined in subsection (d) of this Section 1) of the Offering, the Company shall pay to the Placement Agent an amount equal to 6% of the gross proceeds received by the Company from the sale of the Securities (the “Placement Fee”). The sale of the Securities shall be made pursuant to subscription agreements in the form included as Exhibit A hereto (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) on the terms described on Exhibit B hereto. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Notwithstanding the foregoing, it is understood and agreed that the Placement Agent or any of its affiliates may, solely at their discretion and without any obligation to do so, purchase Securities as principal; provided, however, that any such purchases by the Placement Agent (or its affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with the previous sentence.

(b) This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Securities, and the Placement Agent shall have no authority to bind the Company to accept offers to purchase the Securities. The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Securities (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.

(c) The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to providing investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party hereto disclaims any intention to impose any fiduciary or similar duty on any other party hereto. Additionally, the Placement Agent has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be performed on behalf of the Company or any other person. It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

(d) Payment of the purchase price for, and delivery of, the Securities shall be made at a closing (the “Closing”) at the offices of Lowenstein Sandler PC, counsel for the Placement Agent, located at 65 Livingston Avenue, Roseland, NJ 07068 (or at such other place as shall be agreed upon by the parties) at 10:00 a.m., local time, as soon as practicable after the determination of the public offering price of the Securities, but not later than on October 6, 2010 (such date of payment and delivery being herein called the “Closing Date”). All such actions

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taken at the Closing shall be deemed to have occurred simultaneously. No Securities which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the Investor thereof against payment therefore by such Investor. If the Company shall default in its obligations to deliver Securities to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

(e) On the Closing Date, (i) the Company shall deliver or cause to be delivered the Securities to the Investors, with the delivery of the Shares to be made, if possible, through (x) the facilities of The Depository Trust Company’s DWAC system or (y) delivery versus payment through The Depository Trust Company, and the delivery of the Warrants to be made by mail to the Investors to the addresses set forth on the applicable Subscription Agreement and (ii) the Investors will wire the purchase price for their respective Securities to the Company or the Placement Agent, as applicable, pursuant to the terms of the Subscription Agreements and the Company will wire the amounts owed to the Placement Agent as provided in this Agreement.

(f) The Securities shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

Section 2. Representations, Warranties and Agreements of the Company.

The Company hereby represents and warrants to the Placement Agent as of the date hereof, and as of the Closing Date of the Offering, as follows:

(a) Registration Statement. (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-167466) under the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430A, 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The offering of the Securities by the Company complies with the applicable requirements of Rule 415 under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.

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(ii) No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus (as defined in subsection (a)(iii) of this Section 2) or the Prospectus or the effectiveness of the Registration Statement, has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.

(iii) The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities to a form of prospectus included in the Registration Statement relating to the Securities in the form heretofore delivered to the Placement Agent. Such prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Base Prospectus.” Such prospectus supplement, including any Preliminary Prospectus (as defined below), in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Securities by the Placement Agent.

(iv) For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed to be a part thereof.

(b) Compliance with Registration Requirements. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Placement Agent pursuant to Rule 430B under the Securities Act) and as of the Closing Date, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus and the Prospectus, at the time of filing or the time of first use and as of the Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit

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to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information (as defined in Section 7).

(c) Disclosure Package. As of the Time of Sale (as defined below) and as of the Closing Date, neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Prospectus or any Preliminary Prospectus (as amended or supplemented as of the Time of Sale), and the information included on Exhibit C hereto, all considered together (collectively, the “Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” with respect to an Investor means the time of receipt and acceptance of an executed Subscription Agreement from such Investor.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(3) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule I hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.

(4) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(d) Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies the Placement Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein and any prospectus supplement deemed to be a part

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thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information.

(e) Distributed Materials. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) below. The Company will file with the Commission all Issuer Free Writing Prospectuses that it is required to file pursuant to Rule 433(d) under the Securities Act in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the offering of the Securities contemplated hereby is solely the property of the Company.

(f) Not an Ineligible Issuer. (1) At the time of filing the Registration Statement and (2) at the date hereof and at the Closing Date, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(g) Incorporated Documents. The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Due Incorporation. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in any material adverse effect upon, or material adverse change in, the business, operations, prospects, properties, financial condition, or results of operations of the Company (as defined below) taken as a whole (a “Material Adverse Effect”). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

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(i) Subsidiaries. The Company has no subsidiaries.

(j) Capitalization. The Company has duly and validly authorized capital stock as set forth in each of the Registration Statement, Disclosure Package and Prospectus; all outstanding shares of Common Stock of the Company conform, or when issued will conform, as to legal matters, to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the issuance of the Securities to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s Articles of Incorporation, Bylaws or governing documents or any agreement to which the Company is a party or by which it may be bound.

(k) Authorization, Issuance. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Securities has been duly and validly taken. The Shares and the Warrant Shares have been duly and validly authorized. When the Shares and the Warrant Shares have been issued and delivered against payment therefor as provided herein and in the Warrant, as the case may be, the Shares, when so issued and sold, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and the Investors or other persons in whose names Shares or Warrant Shares are registered will acquire good and valid title to such Shares or Warrant Shares, in each case free and clear of all liens, encumbrances, equities, preemptive rights and other claims. The Shares and the Warrant Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares, the Warrants or the Warrant Shares as contemplated herein and in the Subscription Agreements. The Warrants conform, or when issued will conform, to the description thereof contained in the Disclosure Package and the Prospectus and have been duly and validly authorized by the Company and upon delivery to the Investors at the Closing Date will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity. Except as disclosed in each of the Disclosure Package and Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees, directors or consultants pursuant to the Company’s Stock Incentive Plan.

(l) No Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights,

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other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.

(m) Due Authorization and Enforceability. This Agreement and each Subscription Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(n) No Violation. The Company is not in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its Articles of Incorporation, Bylaws or other governing documents, (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of their properties may be bound or affected, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, or any of its respective properties (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA); except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(o) No Conflict. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, the execution, delivery and performance by the Company of this Agreement and each Subscription Agreement, and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Securities, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the Certificate of Incorporation, Bylaws or other governing documents of the Company, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, in the cases of clauses (ii) and (iii), any conflicts, which, singularly or in the aggregate, would not result in a Material Adverse Effect.

(p) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental

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regulatory authority (including, without limitation, the NASDAQ Capital Market), or approval of the stockholders of the Company (including as may be required pursuant to the rules and regulations of the Nasdaq Stock Market), is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) as may be required under the Securities Act, and (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”). The Company has full power and authority to enter into this Agreement and each Subscription Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement and each Subscription Agreement.

(q) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Disclosure Package, (a) the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business, (b) the Company has not purchased any of the Company’s outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on the Company’s capital stock, (c) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the exercise of outstanding options or warrants which were disclosed in the Disclosure Package and the Prospectus), or material change in the short–term debt or long–term debt of the Company or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s Stock Inventive Plan) of the Company, and (d) there has not been any material adverse change in the business, prospects, properties, management, financial condition or results of operations of the Company, taken as a whole, from that set forth in the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(r) Permits. The Company possesses all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule (including, without limitation, those from United States Nuclear Regulatory Commission (“USNRC”) and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the USNRC) (collectively “Permits”) in order to conduct its business, except for such Permits which the failure to possess would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of, or in material default under, or, to the Company’s knowledge, has received notice of any proceedings relating to revocation or modification of, any such Permits. The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders or decrees.

(s) Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ Capital Market), except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company, would not result in a judgment, decree or order having, individually or in the aggregate, a Material

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Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. The Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(t) Statutes; Contracts. There are no statutes or regulations applicable to the Company or contracts or other documents of the Company which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed.

(u) Independent Accountants. PMB Helin Donovan, LLP, who has audited the financial statements of the Company, is an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(v) Financial Statements. The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects in accordance with generally accepted accounting principles as in effect in the United States (“GAAP”) (i) the financial condition of the Company and the Company’s former subsidiary, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its former subsidiary, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with GAAP, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Commission, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

(w) Not an Investment Company. The Company is not, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x) Good Title to Property. The Company has good and valid title to all material property (whether real or personal) described in the Registration Statement, the Disclosure

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Package and the Prospectus as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company. All of the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company, is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company.

(y) Intellectual Property Rights. The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by it or which are necessary for the conduct of its respective businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company which could have a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property which could have a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) to the Company’s knowledge, there is no prior art that may render any patent owned by the Company invalid, nor is there any prior art known to the Company that may render any patent application owned by the Company unpatentable.

(z) Taxes. The Company has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The Company has no tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect.

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(aa) Insurance. The Company maintains insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd) Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(ee) No Price Stabilization. Neither the Company nor, to the Company’s knowledge, any of its respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or

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which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(gg) Sarbanes-Oxley Act. The Company, and to its knowledge after due inquiry, all of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act currently applicable to the Company and any related rules and regulations promulgated by the Commission.

(hh) Brokers Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.

(ii) Exchange Act Requirements. The Company has filed in a timely manner (or received an extension and has filed prior to the expiration of such extension) all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(jj) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding (A) the date the Registration Statement was initially filed with the Commission and (B) the date the Prospectus was filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(kk) Compliance with Environmental Laws. To the Company’s knowledge, the Company is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material

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Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(ll) No Labor Disputes. The Company is not engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect. (i) There is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company.

(mm) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn) NASDAQ Capital Market; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and accepted for listing on the NASDAQ Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market, nor, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Capital Market for maintenance of listing of the Common Stock thereon.

(oo) PFIC Status. The Company is not, for the taxable year ended December 31, 2009, and upon consummation of the transactions described hereby and the application of the proceeds as described in the Registration Statement, the Disclosure Package and the Prospectus

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is not expected to become, a Passive Foreign Investment Company within the meaning of Section 1297 of the Internal Revenue Code, as amended.

(pp) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which it is derived.

(qq) Descriptions of Documents. The statements set forth in each of the Registration Statement, the Disclosure Package and the Prospectus describing the Securities and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(rr) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(ss) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) Lock-Up Agreements. The Company has obtained for the benefit of the Placement Agent the agreement, in the form set forth as Exhibit D hereto, of its directors and officers listed on Schedule III hereto (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”).

Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Placement Agent as to the matters covered thereby.

Section 3. Covenants.

The Company covenants and agrees with the Placement Agent as follows:

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(a) Reporting Obligations; Exchange Act Compliance. The Company will (i) file the Preliminary Prospectus, if any, and the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B and 430C, as applicable, under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agent as soon as practicable, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agent shall reasonably request.

(b) Abbreviated Registration Statement. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) as soon as practicable, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(d) Amendments or Supplements. The Company will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(e) Free Writing Prospectuses. The Company will (i) not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Placement Agent approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

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(f) Notice to Placement Agent. The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing: (i) of the receipt of any comments of, or requests for additional information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus; (iii) of the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any prospectus included in the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares and Warrant Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(g) Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, the Company shall use its reasonable best efforts to prepare, file with the Commission and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Delivery of Copies. The Company will deliver as promptly as practicable to the Placement Agent and their counsel such number of the following documents as the Placement

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Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Preliminary Prospectus or Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iii) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act.

(i) Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Placement Agent, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(k) Public Communications. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Securities, without the prior written consent of the Placement Agent, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Placement Agent reasonable time to comment on such release or other communication in advance of such issuance.

(l) Lock-Up Period. For a period of 60 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the Closing Date), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion), other than (i) the Securities to be sold hereunder, (ii) the issuance of stock options or shares of restricted stock to employees, directors and consultants pursuant to the Company’s Stock Incentive Plan, (iii)

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issuances of shares of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Disclosure Package and the Prospectus or upon the conversion or exchange of convertible or exchangeable securities disclosed as outstanding in the Disclosure Package and the Prospectus, (iv) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection 3(k), or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. Notwithstanding the foregoing, for the purpose of allowing the Placement Agent to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Placement Agent waives, in writing, such extension. The Placement Agent agrees to waive such extension if the provisions of FINRA Rule 2711(f)(4) are not applicable to the Offering. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(m) Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(n) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares and Warrant Shares.

(o) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(p) Sarbanes-Oxley Act. The Company will comply with all effective provisions of the Sarbanes Oxley Act applicable to the Company.

(q) Periodic Reports. The Company will file with the Commission such periodic and special reports as required by the Exchange Act.

(r) NASDAQ Capital Market. The Company will use its reasonable best efforts to obtain approval for, and maintain the listing of the Shares and the Warrant Shares on the NASDAQ Capital Market for so long as the Common Stock is listed thereon.

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Section 4. Costs and Expenses.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agent all costs and expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agent and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, shipping of the certificates representing the Securities, (iii) the fees and expenses of any transfer agent or registrar for the Securities, (iv) the filing fees required to be paid by the Placement Agent or Company with FINRA (including all COBRADesk fees), (v) fees, disbursements and other charges of counsel to the Company (vi) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares and on the NASDAQ Capital Market, (vii) fees and disbursements of the Company’s auditor incurred in delivering the letters described in Sections 5(i) hereof, and (viii) the costs and expenses of the Company in connection with the marketing of the Offering and the sale of the Securities to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (other than the Placement Agent) engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered by the Company in connection with the road show.

If the Offering is consummated, the Company shall reimburse the Placement Agent for all reasonable out-of-pocket expenses incurred by the Placement Agent in connection with the Offering, including, but not limited to (i) the fees and disbursements of counsel to the Placement Agent and (ii) travel, lodging, and other road show expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Placement Agent in conducting due diligence of the Company. Notwithstanding the foregoing, the expenses of the Placement Agent which the Company shall be obligated to reimburse hereunder shall not exceed the lesser of (i) $100,000 or (ii) 8% of the gross proceeds received by the Company from the sale of the Securities, less the Placement Fee. It is understood that except as provided in this Section 4, Section 6 and Section 8(b), the Placement Agent shall pay all of their own expenses.

Section 5. Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent hereunder are subject to the following conditions:

(a) Filings with the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m., Eastern

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time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(b) Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have been filed and shall have become effective under the Securities Act.

(c) No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(d) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

(e) Objection of Placement Agent. No prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agent shall have objected in writing, which objection shall not be unreasonable. The Placement Agent shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in their opinion, is material, or omits to state a fact which, in their opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. (i) Prior to the Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Disclosure Package and the Prospectus that, in the Placement Agent’s judgment, is material and adverse and that makes it, in the Placement Agent’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.

(ii) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Amex or the over the counter market or the establishing on such exchanges or markets by the SEC or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market or any other exchange or market or the establishing on any such market or exchange by the SEC or by such market of minimum or

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maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in each of the Disclosure Package and the Prospectus.

(g) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(h) Opinion of Counsel to the Company. The Placement Agent shall have received from Greenberg Traurig LLP, counsel to the Company, such counsel’s written opinion, addressed to the Placement Agent and dated the Closing Date, in form and substance as set forth in Exhibit E attached hereto. Such counsel shall have also furnished to the Placement Agent a written statement, addressed to the Placement Agent and dated the Closing Date, in the form and substance as set forth in Exhibit F attached hereto.

(i) Opinion of Counsel to the Placement Agent. The Placement Agent shall have received a favorable opinion of Lowenstein Sandler PC, counsel for the Placement Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(j) Opinion of Intellectual Property Counsel to the Company. The Placement Agent shall have received from Wilson Sonsini Goodrich & Rosati PC, intellectual property counsel to the Company, such counsel’s written opinion, addressed to the Placement Agent and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(k) The Placement Agent shall have received from PMB Helin Donovan, LLP letters dated, respectively, the date of the Prospectus and the Closing Date, and addressed to the Placement Agent in customary forms reasonably satisfactory to the Placement Agent, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses relating to the Company, if any.

(l) Officer’s Certificate. The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the chief financial officer of the Company to the effect that:

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(i) each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii) subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (A) a material adverse change or any development involving a prospective material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company taken as a whole, (B) any transaction that is material to the Company taken as a whole, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business, (D) except as disclosed in the Disclosure Package and in the Prospectus, any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants) or any material change in the short term or long term indebtedness of the Company taken as a whole, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (F) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has had or is reasonably likely to result in a Material Adverse Effect;

(iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

(iv) and the signers of said certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) (i) each part of the Registration Statement and any amendment thereof do not and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the Time of Sale, neither the Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact

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necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, does not and did not contain, as of its issue date and as of the Closing Date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Time of Sale, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in to the Disclosure Package and into the Prospectus that has not been so filed.

(m) Secretary’s Certificate. On the Closing Date, the Company shall have furnished to the Placement Agent a Secretary’s Certificate of the Company.

(n) Company Corporate Documents. On the Closing Date, the Company shall have delivered to the Placement Agent a certificate evidencing the incorporation and good standing of the Company in the state of Delaware issued by the Secretary of State of the state of Delaware, dated as of a date within three (3) business days of the Closing Date, as well as written bring-down confirmation from a reputable corporate service agency, dated as of the Closing Date, as to the good standing of the Company on the Closing Date.

(o) Foreign Qualifications. On the Closing Date, the Company shall have delivered to the Placement Agent certificates evidencing the Company’s qualification as a foreign corporation in good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, dated as of a date within three (3) business days of the Closing Date.

(p) Certified Charter. On the Closing Date, the Company shall have delivered to the Placement Agent a certified copy of the Articles of Incorporation of the Company as certified by the Secretary of State of the state of Delaware as of a date within three (3) business days of the Closing Date.

(q) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(r) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Securities; provided that if any such objection is raised, the Company and the Placement Agent shall negotiate promptly and in good faith appropriate modifications to such placement agency terms and arrangements in order to satisfy such objections.

(s) NASDAQ Capital Market. The Securities shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

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(t) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 shall at all times be effective and shall survive such termination.

Section 6. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify, defend and hold harmless each of the Placement Agent, its respective directors and officers, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, such Placement Agent or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse such Placement Agent and each such controlling person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from, and in conformity with information concerning such Placement Agent furnished in writing by or on behalf of such Placement Agent to the Company expressly for use

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therein, which information the parties hereto agree is limited to the Placement Agent Information (as defined in Section 7), (iii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided to Investors by or with the approval of the Company or based upon written information furnished by or on behalf of the Company with its approval including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) or in connection with the marketing of the Securities.

(b) Indemnification of the Company. The Placement Agent will indemnify, defend and hold harmless the Company, its directors and officers, and any person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, claim, damage, liability or expense, as incurred to which, jointly or severally, the Company or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in the case of each of (i) and (ii) above, to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Company expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that the parties hereto hereby agree that such written information provided by the Placement Agent consists solely of the Placement Agent Information. Notwithstanding the provisions of this Section 6(b), in no event shall any indemnity by the Placement Agent under this Section 6(b) exceed its pro rata share of the Placement Fee.

(c) Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or any Placement Agent (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 6, such indemnified party shall

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promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent the indemnifying party does not otherwise learn of the Proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding (including by consent to the entry of any judgment) effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (which fees and expenses shall be reasonably documented) as contemplated by the second sentence of this Section 6(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) or (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a

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result of the losses, claims, damages, liabilities or expenses referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Placement Fee received by the Placement Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Placement Agent, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), the Placement Agent shall not be required to contribute any amount in excess of the Placement Fee less the amount of any damages which such Placement Agent has otherwise paid or become liable to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with

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the issuance and sale of the Securities, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

Section 7. Information Furnished by Placement Agent.

The Company acknowledges that the statements set forth in fourth paragraph under the heading “Plan of Distribution” in the Prospectus (the “Placement Agent Information”) constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent as such information is referred to in Sections 2 and 6 hereof.

Section 8. Termination.

(a) The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agent to the Company, if (i) prior to delivery and payment for the Securities (A) trading in securities generally shall have been suspended or materially limited on or by the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the NYSE Amex (each, a “Trading Market”), (B) trading in the shares of Common Stock of the Company shall have been suspended or materially limited on any exchange or in the over-the-counter market, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package, there has been (A) any Material Adverse Effect or (B) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Placement Agent would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Placement Agent, make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

(b) If (1) this Agreement shall be terminated by the Placement Agent pursuant to Section 5, Section 8(a)(i)(B) or Section 8(a)(ii)(A) or (2) the sale of the Securities to Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default, breach, or willful misconduct by the

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Placement Agent, the Company will, in addition to paying the amounts described in Section 4 hereof, reimburse the Placement Agent for all of their reasonable and actual out-of-pocket disbursements (including, but not limited to, the reasonable fees and disbursements of its counsel).

Section 9. Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a) if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

William Blair & Company, L.L.C.

222 West Adams

Chicago, IL 60606

Attention: Managing Director

Facsimile No.: (314) 308-5900

with a copy (which shall not constitute notice) to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

Attention: Steven M. Skolnick, Esq.

Facsimile No.: (973) 597-2477

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

Bionovo, Inc.

5858 Horton Street

Suite 400

Emeryville, CA 94608

Attention: Tom Chesterman

Facsimile: (510) 601-2000

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Attention: Robert H. Cohen, Esq.

Facsimile: (212) 801-9200

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Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Securities by reason merely of such purchase.

Section 11. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 12. No Fiduciary Relationship.

The Company hereby acknowledges that the Placement Agent is acting solely as placement agent in connection with the offering of the Company’s securities. The Company further acknowledges that the Placement Agent are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Placement Agent act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Placement Agent may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Placement Agent hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Placement Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Placement Agent to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 13. Headings.

31

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 14. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15. Submission to Jurisdiction.

Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agent hereby consent to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the other party. The Company and the Placement Agent hereby waive all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agent agree that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment.

Section 16. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BIONOVO, INC.

By:	/s/ Thomas C. Chesterman
Name: Thomas C. Chesterman
Title: Senior VP and Chief Financial Officer

Accepted as of the date first above written:
WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Brent Felitto
Name: Brent Felitto
Title: Principal

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Schedules and Exhibits

Schedule I:	Issuer General Free Writing Prospectuses

Schedule II:	Directors and Officers Executing Lock-Up Agreements

Exhibit A:	Form of Subscription Agreement

Exhibit B:	Pricing Information

Exhibit C:	Disclosure Materials

Exhibit D:	Form of Lock-up Agreement

Exhibit E:	Form of Legal Opinion of Greenberg Traurig, LLP

Exhibit F:	Form of Written Statement of Greenberg Traurig, LLP

34

Schedule I

Issuer General Free Writing Prospectuses

35

Schedule II

Directors and Officers Executing Lock-Up Agreements

36

Exhibit A

Form of Subscription Agreement

37

Exhibit B

Pricing Information

38

Exhibit C

Disclosure Materials

39

Exhibit D

Form of Lock-Up Agreement

40

Exhibit E

Form of Legal Opinion of Greenberg Traurig LLP

41

Exhibit F

Form of Written Statement of Greenberg Traurig LLP

42

Exhibit 4.1

THE ISSUANCE OF THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (REGISTRATION NO. 333-167466).

BIONOVO, INC.

WARRANT TO PURCHASE COMMON SHARES

Warrant No.:

Number of Common Shares:

Date of Issuance: [—], 2010 (“Issuance Date”)

Bionovo, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [INVESTOR NAME], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the six (6) month anniversary of the Issuance Date, but not after 5:00 p.m., New York time, on the Expiration Date (as defined below), [             (            )] (subject to adjustment as provided herein) fully paid, nonassessable Common Shares (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is the Warrant to Purchase Common Shares issued pursuant to (i) Section 2 of that certain Subscription Agreement dated as of September [—], 2010 (the “Subscription Date”), by and between the Company and the Holder (the “Subscription Agreement” and together with the other subscription agreements entered into by the Company on the Subscription Date, the “Subscription Agreements”) and (ii) the Company’s Registration Statement on Form S-3 (File number 333-167466) (the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, or provided the conditions for cashless exercise set forth in Section 1(e) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(e)). Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”), upon the request of the Holder, credit such aggregate number of Common Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y), if the Transfer Agent is not participating in the FAST Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled pursuant to such exercise. The Warrant Shares so purchased shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such Warrant Shares, as of the close of business on the date of exercise. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the Company shall pay to Holder cash equal to the product of such fraction multiplied by the Closing Sale Price of one Warrant Share on the Share Delivery Date. The Company shall pay any and all transfer taxes and transfer agent fees which may be payable with respect to the issuance and delivery of Warrant Shares to the Holder upon exercise of this Warrant. Notwithstanding the foregoing, if the Holder did not notify the Company in such Exercise Notice that such exercise was being made pursuant to a Cashless Exercise (as defined in Section 1(e)), the Company’s failure to deliver Warrant Shares to the Holder on or prior to the second (2nd) Trading Day after the Company receives the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant (except to the extent set forth in Section 1(f)).

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[—] per Warrant Share, subject to adjustment as provided herein.

(c) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(d) Limitations On Exercise. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such Person and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (1) the Company’s most recent Form 10-K, Form 10-Q or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. The limitations contained in this paragraph shall apply to any successor Holder of this Warrant.

(e) Limited Cashless Exercise. If the Registration Statement (or any subsequent registration statement applicable to the Warrant Shares) permitting the registered issuance of the Warrant Shares is not then effective or the prospectus forming a part thereof is not then available, then the Holder shall be entitled to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows (a “Cashless Exercise”):

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the VWAP for the five (5) Trading Days immediately prior to (but not including) the date of delivery of the Exercise Notice.

B = the Exercise Price.

Upon receipt of an Exercise Notice to which this Section 1(e) is applicable, the Company shall notify the Holder within one (1) Trading Day of such applicability and the calculation of the Warrant Shares issuable upon the noticed exercise of the Warrant utilizing cashless exercise, and confirm the Holder’s desire to complete the exercise of the Warrant pursuant to this Section 1(e).

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(f) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) two (2) Trading Days after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”), a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder, or any third party on behalf of the Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit the Holder’s balance account with DTC for the number of Warrants Shares to which the Holder is entitled upon the Holder’s exercise hereunder, as the case may be (and to issue such Warrant Shares), shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the Holder’s balance account with DTC for the number of Warrants Shares to which the Holder is entitled upon the Holder’s exercise hereunder, as the case may be, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Sale Price on the Share Delivery Deadline.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Subscription Date subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any reverse share split, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Calculations. All calculations made under this Section 2 shall be made by rounding to the nearest cent or the nearest   1/100th of a Common Share, as applicable.

3. RIGHTS UPON DISTRIBUTION OF ASSETS.

(a) If at any time or from time to time the holders of Common Shares of the Company (or any other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(i) Common Shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Shares, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than an issuance due to a subdivision covered in Section 2(a) above);

(ii) any cash paid or payable, including any declared and paid cash dividends; or

(iii) Common Shares or additional shares or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Shares pursuant to Section 2(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of Common Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of Common Shares and other securities and property (including cash in the cases referred to in clause (iii) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Shares as of the date on which holders of Common Shares received or became entitled to receive such shares or other securities and property, provided, however, (x) in the event that the holders of Common Shares have received options, warrants or rights that have expired prior to the date of exercise of this Warrant, the Holder shall not be entitled to receive such options, warrants or rights and (y) in the event of a distribution consisting of cash as referred to in clause (ii) above, the Exercise Price in effect immediately prior to such distribution will be proportionately reduced by the amount of the distribution per Common Share such Holder would have been entitled to receive had such Holder been the holder of record of such Common Shares as of the date on which holders of Common Shares received or became entitled to receive such cash distribution.

(b) Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based, including the expiration date of any applicable options, warrants or rights. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent. All calculations made under this Section 3 shall be made by rounding to the nearest cent or the nearest   1/100th of any security, as applicable.

4. FUNDAMENTAL TRANSACTIONS.

(a) Fundamental Transactions. The Company shall not consummate a Fundamental Transaction (other than an Involuntary Change of Control) or permit the consummation of any Involuntary Change of Control unless (i) (x) the Successor Entity (if a Person other than the Company) assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Exchange Warrants in exchange for such Exchange Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of share capital equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders and (y) the Successor Entity (if a Person other than the Company) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a “Public Successor Entity”) (each such Fundamental Transaction, an “Assumption Fundamental Transaction”) or (ii) solely with respect to Fundamental Transactions that are not Assumption Fundamental Transactions, no Event of Default (as defined in the Exchange Notes) has occurred and is continuing and the Company has complied (or will comply in all respects, solely with respect to the payment of any Black Scholes Value to the Holder in accordance with Section 4(b) below or the delivery of any notice of any Fundamental Transaction that in accordance with this Section 4 or Section 8 is scheduled to occur after the consummation of such Change of Control) in all respects with its obligations pursuant to Sections 4(a), 4(b) and 8 hereof, including without limitation, the delivery of the notice of such Fundamental Transaction and with respect to any Black Scholes Notice delivered by the Holder either (x) prior to the date of the consummation of such Change of Control (other than an Involuntary Change of Control) or (y) prior to twenty (20) Trading Days after either (A) the date of the consummation of such Change of Control (other than an Involuntary Change of Control) or (B) the later of (I) the date of the consummation of such Involuntary Change of Control and (II) the date of the Holder’s receipt of a written notice from the Company with respect to such Involuntary Change of Control, the payment of the Black Scholes Value to the Holder in accordance with Section 4(b) below on or prior to the applicable Black Scholes Payment Date. Upon the occurrence of any Assumption Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Assumption Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity (including its Parent Entity) had been named as the Company herein. Notwithstanding the foregoing, but except with respect to an Assumption Fundamental Transaction in which the Company does not survive the consummation thereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(a) to permit the Assumption Fundamental Transaction without the assumption of this Warrant. Upon consummation of the Assumption Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Assumption Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Assumption Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall (or, with respect to any tender offer Involuntary Change of Control, shall use its reasonable best efforts to)

make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction or the publicly traded stock (or its equivalents) of the Successor Entity upon an Assumption Fundamental Transaction, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(b) Notwithstanding the foregoing and the provisions of Section 4(a) above, in the event of a Change of Control, if the Holder has not exercised the Warrant in full prior to the consummation of the Change of Control, then the Holder shall have the right by written notice to the Company (the “Black Scholes Notice”) to require the Company (or such Successor Entity, as applicable) to purchase this Warrant from the Holder by paying to the Holder, either (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control or (ii) within five (5) Trading Days after the Company’s receipt of such Black Scholes Notice otherwise (such applicable payment date, the “Black Scholes Payment Date”), in lieu of the warrant referred to in Section 4(a), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant as calculated on either (x) the date of the consummation of such Change of Control (other than an Involuntary Change of Control) or (y) the date of the Black Scholes Notice with respect to any Involuntary Change of Control.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Common Shares issuable upon exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders, provided that any such notice or information published via international wire or furnished to or filed with the U.S. Securities and Exchange Commission shall satisfy this requirement.

7. REISSUANCE OF WARRANTS; NO FRACTIONAL SHARES.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

(e) No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant, but rather, the number of Common Shares to be issued upon exercise of this Warrant shall be rounded up to the nearest whole number.

8. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Holders owning a majority in interest of the outstanding Warrants issued under the Subscription Agreements; provided, that (x) any such amendment or waiver must apply to all Warrants issued by the Company pursuant to the Subscription Agreements; and (y) the number of Warrant Shares subject to this Warrant, the Exercise Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Holder. No waiver of any provision hereunder shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the

State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within four (4) Business Days thereafter submit via facsimile the disputed determination of the Exercise Price or Warrant Shares to an independent, reputable investment bank mutually agreeable to the Company and the Holder. The Company shall cause the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and any other reasonable expenses incurred in good faith in connection with any such dispute will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and any other reasonable expenses incurred in connection with any such dispute will be borne by the Holder.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred, hypothecated or assigned without the consent of the Company. This Warrant and the Warrant Shares have been registered by the Company with the U.S. Securities and Exchange Commission pursuant to the Registration Statement.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c), (ii) an expected volatility equal to the greater of 80% and the 180 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately prior to the public announcement of the applicable Fundamental Transaction and, if applicable, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the applicable Fundamental Transaction.

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Change of Control” means any Fundamental Transaction (including, without limitation, any Involuntary Change of Control) other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

(d) “Common Shares” means (i) shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), and (ii) any share capital into which such Common

Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities or The NASDAQ Stock Market.

(f) “Expiration Date” means the date [            ] years following the Issuance Date or, if such date falls on a day on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(g) “Fundamental Transaction” means that (A) the Company or any of its Significant Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Significant Subsidiaries is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Significant Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase or other business combination), or (v) reorganize, recapitalize or reclassify the Voting Stock of the Company or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

(h) “Involuntary Change of Control” means any Fundamental Transaction pursuant to clause (A)(iii) or clause (B) of the definition of Fundamental Transaction herein that does not involve any prior, direct or indirect, agreement, support or other assistance by the Company or any of its Subsidiaries (or any employee, officer, director, consultant or agent of the Company or any of its Subsidiaries) (other than the Company’s compliance with Regulation 14D under the Exchange Act).

(i) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k) “Principal Market” means The NASDAQ Capital Market.

(l) “Required Holders” means the holders of the Warrants representing at least a majority of Common Shares underlying the Warrants then outstanding.

(m) “Significant Subsidiaries” means “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X, except that all references to “10 percent” set forth therein shall be deemed replaced with “20 percent”).

(n) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(o) “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market in the United States for the Common Shares, then on the principal securities exchange or securities market in the United States on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(p) “Voting Stock” of a Person means capital shares of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(q) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on the Principal Market or an Eligible Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the trading market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Shares are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Shares are then reported on Pink Quote published by Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of one Common Share as determined by an independent appraiser reasonably acceptable to the Company and selected in good faith by the Investors identified on those Subscription Agreements executed on the Subscription Date holding a majority in interest of the Shares issued pursuant to the Subscription Agreements which are then outstanding, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

BIONOVO, INC.

By:
Name:

Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON SHARES

BIONOVO, INC.

The undersigned holder hereby exercises the right to purchase                      of the Common Shares (“Warrant Shares”) of Bionovo, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to the holder              Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares,                      Warrant Shares remain subject to the Warrant.

3. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the holder will not beneficially own in excess of the number of Common Shares (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be beneficially owned under Section 1(d) of the Warrant.

Date:             ,

Name of Registered holder

By:

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Computershare Trust Company] to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated [            ] from the Company [and acknowledged and agreed to by Computershare Trust Company].

BIONOVO, INC.

By:
Name:

Title:

EXHIBIT B

ASSIGNMENT FORM

BIONOVO, INC.

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:                  ,

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

Bionovo, Inc.

5858 Horton Street

Suite 400

Emeryville, CA 94608

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Bionovo, Inc., a Delaware corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Units attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,727,270 units (the “Units”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, each consisting of (i) one share (each a “Share,” collectively, the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) and (ii) one warrant (each, a “Warrant,” collectively, the “Warrants”) to purchase 0.75 of one share of Common Stock and exercisable for a period of five (5) years, in substantially the form attached hereto as Exhibit B, for a purchase price of $1.10 per Unit (the “Purchase Price”). Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).

3. The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, No. 333-167466 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Units, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5. The manner of settlement of the Shares included in the Units purchased by the Investor shall be determined by such Investor as follows (check one):

[ ]	A. Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[Insert Bank Information]

—OR—

[ ]	B. Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at William Blair & Company. L.L.C. (“William Blair”) identified by the Investor; upon receipt of such Shares, William Blair shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by William Blair by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY WILLIAM BLAIR OF THE ACCOUNT OR ACCOUNTS AT WILLIAM BLAIR TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT WILLIAM BLAIR TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE

EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. The executed Warrants shall be delivered in accordance with the terms thereof.

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated August 2, 2010, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or William Blair on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the

Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Units:

Purchase Price Per Unit:	$1.10

Aggregate Purchase Price:	$

Number of Warrant Shares (Equal to Number of Units multiplied by 0.75 and rounded down to the nearest whole number):

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October 1, 2010

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this 1st day of October, 2010:

BIONOVO, INC.

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2. Agreement to Sell and Purchase the Units; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 Investor acknowledges that the Company has agreed to pay William Blair & Company, L.L.C. (the “Placement Agent”) a fee (the “Placement Fee”) and certain expenses in respect of the sale of Units to the Investor.

2.4 The Company has entered into a Placement Agent Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Units and Funds.

3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause American Stock Transfer & Trust Company, the Company’s “Transfer Agent”, to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor one Warrant for the number of Warrant Shares set forth on the Signature Page and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

3.3 (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.4 (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied (or waived by the Placement Agent). The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.5 Delivery of Funds.

(a) DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company:

[Insert Bank Information]

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Units being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.

3.6 Delivery of Shares.

(a) DWAC Delivery. If the Investor elects to settle the Shares purchased by such Investor through DTC’s DWAC delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement identified by Investor and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

4.5 The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6 Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the

Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

Bionovo, Inc.

5858 Horton Street, Suite 400

Emeryville, CA 94608

Attention:

Facsimile: (510) 601-2000

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

The MetLife Building

200 Park Avenue

New York, New York 10166

Attention: Robert H. Cohen, Esq.

Facsimile: (212) 801-9200

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.

13. Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on the Trading Day after the date hereof issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) as promptly as practicable on the Trading Day after the date hereof file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement and forms of Warrant as exhibits thereto.

14. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

15. Subsequent Placements. The Company agrees that (i) for the period commencing on the date hereof and ending on the sixtieth calendar day after the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities or Options, any convertible debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) other than Excluded Securities (as defined below), (ii) for the period commencing on the date hereof and ending on the forty-fifth calendar day after the Closing Date, neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Shares, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter and (iii) for the period commencing on the forty-fifth calendar day and ending on the sixtieth calendar day after the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, sell, grant any option or right to purchase during the Restricted Period, or otherwise dispose of during the Restricted Period any Common Shares, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter .

16. Right of First Refusal on Future Financings. Until the first anniversary of the Closing Date, and with respect to any initial purchaser of Shares in this offering, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 16; provided, that the Company shall not be required to comply with this Section 16 during the six-month period immediately following the Closing Date, or the closing of any Subsequent Placement in which the Investor purchases securities, if such Subsequent Placement would be integrated with such prior offering by the Principal Market (as defined in the Warrant) or the applicable Eligible Market (as defined by the Warrant) or pursuant to the Securities Act of 1933, as amended, or any other applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(a) At least one (1) Business Day prior to any proposed or intended Subsequent Placement, the Company or its agent shall orally contact the Investor and ask whether such Investor is willing to agree to receive material non-public information (each such notice, a “Pre-Notice”), provided that neither the Company nor its agents shall provide any material, non-public information with respect to the Company or any of its Subsidiaries to the Investor without the expressed written consent of the Investor to receive such material, non-public information. Upon the written request of the Investor no later than one (1) Business Day after the Investor’s receipt of such Pre-Notice, and only upon a written request by the Investor, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to the Investor by facsimile an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement within one (1) Business Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Investor (which offer being non-transferable to any successor to the Investor) a pro rata portion of at least 50% of the Offered Securities allocated among the Investor and the other initial purchasers of Shares in this offering (the “Other Investors”) (a) based on the Investor’s pro rata portion of all the Shares purchased in this offering (the “Basic Amount”), and (b) if the Investor elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the Other Investors as the Investor shall indicate it will purchase or acquire should the Other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(b) To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the first (1st) full Business Day after the Investor’s receipt of the Offer Notice (for purposes of this Section 16(b), receipt of the Offer Notice shall not be deemed to have occurred until the Investor shall have physically received such Offer Notice) (the “Offer Period”), setting forth the portion of the Investor’s Basic Amount that the Investor elects to purchase and, if the Investor shall elect to purchase all of its Basic Amount, the

Undersubscription Amount, if any, that the Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by the Investor and all Other Investors are less than the total of all of the Basic Amounts, then, if the Investor has set forth an Undersubscription Amount in its Notice of Acceptance, the Investor shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), if the Investor has subscribed for any Undersubscription Amount, then the Investor shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Investor bears to the total Basic Amounts of all Other Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

(c) the Company shall have thirty (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 16(c) above), then the Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 16(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Investor pursuant to Section 16(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investor in accordance with Section 16(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Investor’s Notice of Acceptance, as reduced pursuant to Section 16(c) above if the Investor has so elected, upon the terms and conditions specified in the Offer. The purchase by the Investor of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its respective counsel (the “Subsequent Placement Agreement”), (ii) the Investor’s satisfaction, in its sole discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice, and (iii) the

Investor’s reasonable satisfaction with the identity of the other Persons to which the Offered Securities will be sold.

(f) Any Offered Securities not acquired by the Investor or other Persons in accordance with this Section 16 may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement.

(g) The Company and the Investor agree that if the Investor elects to participate in the Offer, without the written consent of the Investor, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company with respect to any period after the public announcement of such Subsequent Placement beyond those restrictions on the transfer or sale of the securities purchased in such Subsequent Placement agreed to by other purchasers in such Subsequent Placement or be required to consent to any amendment to or termination of, or grant any waiver or release under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(h) The restrictions contained in this Section 16 shall not apply (1) in connection with the issuance of any Excluded Securities (as defined below) and (2) to the extent that counsel to the Company has advised that with respect to a Subsequent Placement of Offered Securities that are not being issued pursuant to a registration statement under the Securities Act, the exercising of the participation right would result in the Company not being able to offer or sell the Offered Securities pursuant to any exemption from the registration requirements of the Securities Act.

(i) Notwithstanding anything herein to the contrary, the rights granted to the Investors pursuant to this Section 16 shall not be transferrable to any other Person (other than affiliates of such Investor) without the prior written consent of the Company.

(j) For the purposes of this Section 16, the following definitions will apply:

(i) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Shares (as defined in the Warrants) and standard options to purchase Common Shares may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(ii) “Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(iii) “Excluded Securities” means, collectively, (A) any Common Shares issued or issuable in connection with any Approved Stock Plan; (B) any Common Shares issued or issuable in connection with any securities issued pursuant to the Subscription Agreements and securities issued upon the exercise or conversion of those securities; (C) any Common Shares issued or issuable in connection with any upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing

Date, provided such securities are not amended after the date hereof to increase the number of shares of Common Shares issuable thereunder or to lower the exercise or conversion price thereof; (D) any Common Shares issued by reason of a dividend, stock split or other distribution on shares of Common Shares, or (E) any Common Shares, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter.

(iv) “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(v) “Subsequent Placement” means the sale, grant of any option to purchase, or other disposition of by the Company, directly or indirectly, of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any convertible debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Convertible Securities or Options.

EXHIBIT A

BIONOVO, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

FORM OF WARRANT

Exhibit 99.1

Company Contacts:	Investor Contacts:
Tom Chesterman Tel: 510.601.2000 investor@bionovo.com	Joe Diaz, Robert Blum Joe Dorame Lytham Partners, LLC Tel: 602.889.9700 bnvi@lythampartners.com

Bionovo to Raise $3 Million Through Registered Direct Offering

EMERYVILLE, Calif. – October 1, 2010 – Bionovo, Inc. (NASDAQ: BNVI), a drug discovery and development company focused on unmet needs in women’s health and oncology, today announced that it has entered into definitive agreements to raise approximately $3.0 million in gross proceeds in a registered direct offering through the sale of common stock and warrants. The Company agreed to sell a total of 2,727,270 shares, at a price of $1.10 per share. In addition, the Company agreed to issue 2,045,451 warrants to purchase shares. The warrants will be exercisable six (6) months after issuance at $1.64 per share and will expire five (5) years from the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately.

Bionovo estimates that net proceeds from the offering will be approximately $2.8 million, after deducting placement agents’ commissions. The Company intends to use the net proceeds from the sale of the securities primarily for general corporate purposes, including clinical trial, research and development, general and administrative and manufacturing expenses.

William Blair & Company, L.L.C. is acting as the exclusive placement agent.

The securities described above are being offered pursuant to a registration statement on Form S-3 previously declared effective by the Securities and Exchange Commission on June 17, 2010. The transaction is expected to close on or about Wednesday, October 6, 2010, subject to customary closing conditions.

A copy of the prospectus supplement relating to the offering and the accompanying base prospectus may be obtained by contacting William Blair & Company, L.L.C. at 222 West Adams, Chicago, Illinois 60606, attention: Equity Capital Markets at 312-236-1600. A copy of the prospectus supplement relating to the offering and the accompanying base prospectus may also be accessed on the SEC website, http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Bionovo nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

About Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women’s health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, “BNVI”. For more information about Bionovo and its programs, visit http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

####

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2010

Bionovo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33498	20-5526892
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 400

Emeryville, CA 94608

(Address of Principal Executive Offices)(Zip Code)

(510) 601-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 1, 2010, Bionovo, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (“SEC”) to report on the entry into a placement agency agreement with William Blair & Company relating to the sale by the Company of an aggregate of 2,727,270 shares of its common stock and 2,045,451 warrants to purchase shares of its common stock pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-167466) declared effective by the SEC on June 17, 2010.

This amendment is being filed solely to amend the Original Form 8-K to include Exhibits 5.1 and 23.1 hereto. Except as otherwise noted, no other changes have been made to the Original Form 8-K, and this amendment does not modify or update any other information in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Placement Agency Agreement

4.1*	Form of Warrant

5.1	Opinion of Greenberg Traurig, LLP

10.1*	Form of Subscription Agreement

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

99.1*	Press Release, dated October 1, 2010

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVO, INC.

Date: October 5, 2010	By:	/S/ ISAAC COHEN
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

1.1*	Placement Agency Agreement

4.1*	Form of Warrant

5.1	Opinion of Greenberg Traurig, LLP

10.1*	Form of Subscription Agreement

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

99.1*	Press Release, dated October 1, 2010

*	Previously filed.

Exhibit 5.1

GREENBERG TRAURIG, LLP

MetLife Building

200 Park Avenue

New York, New York 10166

October 5, 2010

Bionovo, Inc.

5858 Horton Street, Suite 400

Emeryville, California 94608

Dear Sirs:

We are acting as counsel to Bionovo, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 2,727,270 shares of the Company’s common stock, par value $.0001 per share (the “Shares”), and warrants (the “Warrants”) to purchase up to 2,045,451 shares of Common Stock (the “Warrant Shares” and, together with the Shares and the Warrants, the “Securities”) pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”) filed on June 11, 2010 (as it may be amended, the “Registration Statement”) and the related prospectus, dated June 11, 2010, as supplemented by the prospectus supplement filed with the Commission dated October 5, 2010 relating to the offer and sale of the Securities (as so supplemented, the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein, other than as to the validity of the Securities.

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for this opinion. Based upon, subject to and limited by the foregoing and subject to the assumptions, qualifications, limitations, and exceptions set forth below, we are of the opinion that: (i) the Shares, when sold in accordance with the Registration Statement and Prospectus will be validly issued, fully paid and nonassessable; (ii) the Warrants, when issued and sold by the Company as contemplated in the Registration Statement and the Prospectus, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and (iii) the Warrant Shares, when issued and paid for in accordance with the provisions of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is subject to the following assumptions, exceptions, qualifications and limitations:

a. Our opinion is subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting or relating to the rights of creditors generally (ii) general equitable principles, (iii) requirements of reasonableness, good faith and fair dealing, and (iv) in the case of waivers and exculpatory provisions, the effect of public policy.

b. Certain remedial provisions of the Warrants on which we are opining may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the balance of such Warrants, and the practical realization of the benefits created by such Warrants taken as a whole will not be materially impaired by the unenforceability of those particular provisions. In addition, certain remedial provisions of such Warrants may be subject to procedural requirements not set forth therein.

c. We have assumed for so much of our opinion as relates the choice of the law of New York as the governing law of the Warrants would not result in a violation of an important public policy of another state or country having greater contacts with the transactions contemplated by the Warrants than New York.

d. We express no opinion as to the validity or enforceability of any provisions in the Warrants that purport to prevent oral modification or waivers.

e. We have assumed that the Company is duly formed, validly existing and in good standing under the laws of Delaware and has the corporate power, and has taken or will take all necessary action required under the laws of Delaware (including any necessary stockholder action) to authorize it, to execute and deliver, and to perform its obligations under, the Warrants.

f. We have assumed that the execution and delivery of, and the performance of its obligations under, the Warrants by the Company do not and will not violate or conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of the Company, each as amended and/or restated from time to time, or (ii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties.

This opinion is limited to matters governed by the laws of the State of Delaware and the State of New York.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP